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                                                                   Exhibit 5.1


                                 JONES & KELLER
                                  [Letterhead]




                                 May 2, 1995

Citizens, Inc.
400 East Anderson Lane
Austin, Texas 78714-9151

Gentlemen:

         We have acted as special counsel for Citizens, Inc. in connection with a Registration Statement on Form S-4, to be filed by the Company under the Securities Act of 1933 with the Securities and Exchange Commission. The Registration Statement relates to the proposed issuance of up to 2,341,334 shares of Common Stock, no par value, to be issued in connection with the Plan and Agreement of Merger dated as of the 8th day of December, 1994 by and between American Liberty Financial Corporation, American Liberty Life Insurance Company, Citizens, Inc. (the "Company"), and Citizens Acquisition, Inc. The Registration Statement and exhibits thereto to be filed with the Securities and Exchange Commission under such Act are referred to herein as the "Registration Statement".

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

         We have examined the Articles of Incorporation of the Company as filed with the Colorado Secretary of State, the Bylaws of the Company, and the minutes of the meetings and records of proceedings of the Board of Directors of the Company, the applicable laws of the State of Colorado and a copy of the Registration Statement.

         Based upon the foregoing, and having regard for such legal considerations as we deemed relevant, we are of the opinion that when issued pursuant to the Registration Statement, the above-referenced 2,341,334 shares of Common Stock of the Company shall have been legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as part of the Registration Statement and to the reference to our name under the heading "Legal Matters" in the Prospectus/Proxy Statement constituting a part of the Registration Statement.

                                                Very truly yours,

                                                /s/ Jones & Keller, P.C.

                                                Jones & Keller, P.C.